Exhibit 99.2

Elicio Therapeutics, Inc. and Subsidiary
Consolidated Balance Sheet
(Unaudited)

ASSETS	March 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$8,571,593	$6,155,668
Restricted cash, current	1,109,026	1,640,966
Prepaid expenses and other current assets	4,137,538	2,920,357
Total current assets	13,818,157	10,716,991
Property and equipment, net	1,053,595	1,146,764
Right-of-use-asset	7,152,505	7,349,538
Restricted cash, noncurrent	617,504	617,504
Other long-term prepaid assets	2,833,512	2,833,512
Total assets	$25,475,273	$22,664,309

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,191,352	$2,805,186
Accrued expenses	1,572,953	1,934,662
Deferred research obligation	928,945	1,436,375
Operating lease liability, current	715,513	692,164
Embedded derivitive liability	320,652	-
Notes payable	9,901,504	-
Total current liabilities	17,630,919	6,868,387
Operating lease liability	6,602,795	6,789,415
Restricted common stock liability	57,563	92,000
Total liabilities	24,291,277	13,749,802

Commitments and contingencies (Note 12)

Convertible preferred stock:
Series C convertible preferred stock, $0.001 par value: authorized 270,099,378 shares; issued and outstanding shares of 162,329,185 at March 31, 2023 and December 31, 2022 (liquidation value $41,815,998 at March 31, 2023 and December 31, 2022)	40,620,544	40,620,544
Series B convertible preferred stock, $0.001 par value: authorized 72,5802,898 shares; issued and outstanding shares of 72,802,898 at March 31, 2023 and December 31, 2022 (liquidation value $72,802,898 at March 31, 2023 and December 31, 2022)	62,943,920	62,943,920
Series A convertible preferred stock, $0.001 par value: authorized, issued and outstanding 5,000,000 shares at March 31, 2023 and December 31, 2022 (liquidation value $7,495,438 at March 31, 2023 and December 31, 2022)	7,495,438	7,495,438
	111,059,902	111,059,902
Stockholders’ deficit:
Common stock, $0.01 par value: authorized 520,000,000 shares at March 31, 2023 and December 31, 2022 ; issued shares of 18,359,143 and outstanding of 18,102,893 at March 31, 2023 and issued shares of 18,099,327 and outstanding of 17,699,327 at December 31, 2022	181,029	176,993
Additional paid-in capital	4,980,373	4,685,860
Accumulated deficit	(115,037,308)	(107,008,248)
Total stockholders’ deficit	(109,875,906)	(102,145,395)

Total liabilities and stockholders’ deficit	$25,475,273	$22,664,309

Elicio Therapeutics, Inc. and Subsidiary
Consolidated Statements of Operations
(Unaudited)

	For the three months ended March 31,

	2023	2022
Operating expenses:
Research and development	$5,483,895	$4,179,087
General and administrative	2,321,286	1,591,284
Total operating expenses	7,805,181	5,770,371

Loss from operations	(7,805,181)	(5,770,371)

Other expense:
Change in the fair value of embedded derivative	108,696	74,147
Interest expense, net	(332,575)	(1,364,273)
Total other expense	(223,879)	(1,290,126)

Net loss	$(8,029,060)	$(7,060,497)

Net loss per share attributable to common stockholders, basic and diluted	$(0.45)	$(0.41)
Weighted-average common shares outstanding, basic and diluted	17,910,834	17,221,483

Elicio Therapeutics, Inc. and Subsidiary
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited)

	Convertible Preferred Stock							Stockholders’ Deficit
							Total				Additional		Total
	Series C		Series B		Series A		Convertible	Common Stock		Note	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred Stock	Shares	Par Value	Receivable	Capital	Deficit	Deficit

Balance at December 31, 2021	-	$-	72,802,898	$62,943,920	5,000,000	$7,495,438	$70,439,358	17,142,575	$171,426	$-	$4,092,838	$(78,800,560)	$(74,536,296)

Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	156,898	-	156,898

Exercise of common stock options	-	-	-	-	-	-	-	3,957	40	-	726	-	766

Vesting of common stock options exercised	-	-	-	-	-	-	-	153,392	1,534	-	1,654	-	3,188

Net loss	-	-	-	-	-	-	-	-	-	-	-	(7,060,497)	(7,060,497)

Balance at March 31, 2022	-	-	72,802,898	62,943,920	5,000,000	7,495,438	70,439,358	17,299,924	173,000	-	4,252,116	(85,861,057)	(81,435,941)

Balance at December 31, 2022	162,329,185	40,620,544	72,802,898	62,943,920	5,000,000	7,495,438	111,059,902	17,699,327	176,993	$-	$4,685,860	$(107,006,248)	$(102,145,395)

Stock based compensation expense	-	-	-	-	-	-	-	-	-	-	224,384	-	224,384

Exercise of common stock options	-	-	-	-	-	-	-	259,816	2,598	-	37,129	-	39,727

Vesting of common stock options exercised	-	-	-	-	-	-	-	143,750	1,438	-	33,000	-	34,438

Net loss	-	-	-	-	-	-	-	-	-	-	-	(8,029,060)	(8,029,060)

Balance at March 31, 2023	162,329,185	$40,620,544	72,802,898	$62,943,920	5,000,000	$7,495,438	$111,059,902	18,102,893	$181,029	$-	$4,980,373	$(115,037,308)	$(109,875,906)

Elicio Therapeutics, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)	For the three months ended March 31,

	2023	2022
Cash flows from operating activities:
Net loss	$(8,029,060)	$(7,060,497)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expense	109,977	80,788
Non-cash interest expense	344,551	1,364,610
Non-cash change in fair value of embedded derivative	(108,696)	(74,147)
Stock-based compensation	224,384	156,898
Changes in operating assets and liabilities:
(Increase) decrease in:
Prepaid expenses and other current assets	(1,217,181)	(140,357)
Right to use asset	197,033	(7,921,915)
Other long term prepaid assets	-	114,209
Increase (decrease) in:
Accounts payable	1,386,166	402,274
Accrued expenses	(375,408)	(104,367)
Deferred research obligation	(507,430)	-
Operating lease liability	(163,271)	7,943,410
Net cash used in operating activities	(8,138,935)	(5,239,094)

Cash flows from investing activities:
Purchases of property and equipment	(16,808)	(508,166)
Loss on disposal of property and equipment	-	4,124
Net cash used in investing activities	(16,808)	(504,042)

Cash flows from financing activities:
Proceeds from issuance of Series B convertible preferred stock and warrants, net of issuance costs	-	-
Proceeds from issuance of notes payable	10,000,000	-
Proceeds from settlement of note receivable	-	-
Proceeds from exercise of common stock warrants	-	-
Proceeds from early exercise of common stock options	-	-
Proceeds from exercise of common stock options	39,728	767
Net cash provided by financing activities	10,039,728	767

Net increase (decrease) in cash	1,883,985	(5,742,369)

Cash, cash equivalents, and restricted cash, beginning of year	8,414,138	10,044,510

Cash, cash equivalents, and restricted cash, end of year	$10,298,123	$4,302,141

Components of cash, cash equivalents, and restricted cash
Cash and cash equivalents	8,571,593	3,536,377
Restricted cash	1,726,530	765,764
Total cash, cash equivalents, and restricted cash	10,298,123	4,302,141

Supplemental disclosure of noncash activities:
Loss on disposal of property and equipment	$-	$4,124
Accretion of note discount from embedded derivative	$56,879	$969,676
Accretion of note discount from issuance costs	$-	$109,498
Accretion to face value of notes payable	$273,973	$-
Non-cash interest expense from notes payable	$13,699	$285,436

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

Elicio Therapeutics, Inc. (“Elicio”) was incorporated in Delaware as Vedantra Pharmaceuticals Inc., in August 2011. Elicio is a clinical-stage biotechnology company pioneering the development of therapeutic cancer vaccines for patients with limited treatment options and poor outcomes. In December 2018, Elicio formed a wholly-owned subsidiary, Elicio Securities Corporation (“ESC”), a Massachusetts corporation. ESC is an investment company. Elicio and ESC are collectively referred to as “Elicio” throughout these unaudited consolidated financial statements.

Liquidity

Since its inception, Elicio has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, and raising capital and has financed its operations through the issuance of convertible debt and convertible preferred stock, warrants, and common stock, par value $0.01 per share (the “Common Stock”) and a research grant. Elicio has incurred losses and negative operating cash flows since inception and has an accumulated deficit of $115,037,308 at March 31, 2023.

Elicio is subject to risks associated with any biotechnology company that has substantial expenditures for research and development. There can be no assurance that Elicio’s research and development program will be successful, that products developed will obtain necessary regulatory approval, and that any approved product will be commercially viable. In addition, Elicio operates in an environment of rapid technological change and is largely dependent on the services of its employees, advisors, and consultants.

Going Concern

Elicio had cash and cash equivalents of $8,571,593 at March 31, 2023. Elicio’s losses from operations, negative operating cash flows and accumulated deficit, as well as the additional capital needed to fund operations within one year of the unaudited consolidated financial statement issuance date, raise substantial doubt about Elicio’s ability to continue as a going concern. Elicio expects to incur substantial expenditures in the foreseeable future for the development of its product candidates and will require additional financing to continue this development. The accompanying unaudited consolidated financial statements have been prepared on a basis that assumes that Elicio will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should Elicio be unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The preparation of unaudited consolidated financial statements are in conformity with U.S. generally accepted accounting principles (“GAAP”).

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of Elicio. Elicio management has concluded it has a single reporting segment for purposes of reporting financial condition and results of operations.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements

All intercompany balances and transactions have been eliminated in the unaudited consolidated financial statements.

Use of Estimates

Elicio management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates reflected in these unaudited consolidated financial statements include but are not limited to, the accrual of research and development expenses, the valuation of embedded derivative on convertible debt, the valuation of Common Stock, stock-based awards, the right of use assets and operating lease liability, and going concern.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of deposits at major financial banking institutions and highly liquid investments with an original maturity of three months or less at the date of purchase.

Restricted Cash

Restricted cash consists of cash securing a collateral letter of credit issued in connection with Elicio’s facility operating lease and a research grant.  See notes 3 and 8 for further discussion.

Concentration of Credit Risk

Financial instruments that potentially subject Elicio to concentration of credit risk consist primarily of cash, cash equivalents, and restricted cash. At times, cash balances deposited at major financial banking institutions exceed the federally insured limit. Elicio regularly monitors the financial condition of the institutions in which it has depository accounts and believes the risk of loss is minimal. Elicio has not experienced any losses in such accounts.

On March 10, 2023, Elicio became aware that the Federal Deposit Insurance Corporation (“FDIC”) issued a press release stating the Silicon Valley Bank, Santa Clara, California (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver.  According to the FDIC press release, the FDIC as receiver will retain all the assets from SVB for later disposition.  On March 12, 2023, Elicio became aware that the FDIC would make all company funds available to Elicio.  The Company has not incurred or recorded any reserves for any losses.  The Company is assessing the situation and is taking steps to mitigate risks associated with concentrations of cash and cash equivalents, including but not limited to, the utilization of one or more fiscally sound financial institutions.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset. Upon sale or retirement, the cost and accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is recorded in the consolidated statement of operations. Repair and maintenance expenditures are charged to expense as incurred.
Asset Class	Estimated Useful Lives
Laboratory equipment	5 years
Furniture and fixtures	3 years
Leasehold improvements	Term of the lease

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
Impairment of Long-lived Assets

Periodically, Elicio evaluates its long-lived assets, which consist primarily of property and equipment, and right of use asset for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. During the quarter ended March 31, 2023 and the year ended December 31, 2022, no impairments have occurred.

Derivative Financial Instruments

The convertible and promissory notes include embedded derivatives requiring bifurcation in accordance with Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging. The valuation of these instruments are determined using widely accepted valuation techniques including the probability weighted expected return model. The fair value was determined using a model with the assumptions for equity value proceeds, probability of occurrence of various liquidation scenarios, timeline to liquidity and risk-free interest rate. The fair value of the derivative instruments is measured at each reporting period with changes in fair value reported in earnings (loss).

Convertible Preferred Stock

Elicio has classified convertible preferred stock, par value $0.001 per share, (the “Preferred Stock”) as temporary equity in the accompanying consolidated balance sheets due to certain changes in control events that are outside of Elicio’s control, including sale or transfer of control of Elicio, as holders of the Preferred Stock could cause redemption of the shares in these situations. Elicio does not accrete the carrying values of the Preferred Stock to the redemption values since a liquidation event was not considered probable as of March 31, 2023 and December 31, 2022. Subsequent adjustments of the carrying values to the ultimate redemption values will be made only if it becomes probable that such a liquidation event will occur.

Income Taxes

Elicio provides for income taxes in accordance with ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws in effect in the years in which the differences are expected to reverse. A valuation allowance is provided if, based upon the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Elicio provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions when Elicio management determines that it is probable that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable. Elicio has not identified any significant uncertain tax positions as of March 31, 2023.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in the existing guidance for income taxes and making other minor improvements. The ASU amendment was adopted by Elicio as of January 1, 2021. There was no material impact upon adoption of this ASU amendment.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
Research and Development

Research and development costs are charged to expense as incurred and consist of expenses incurred in performing research and development activities, including salaries and benefits, materials and supplies, preclinical expenses, stock-based compensation expense, depreciation of equipment, contract services, and other outside expenses. Elicio accrues for costs incurred by external service providers, based on estimates of services performed and costs.  These estimates include the level of services performed by the third parties, and other indicator of the services completed.  Based on the timing of amounts to service providers, Elicio may also record payments to those service providers as prepaid expenses that will be recognized as expenses in future periods as the related services are rendered.

Leases

ASU No. 2016-02, Leases (“ASC 842”) establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and corresponding lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations as well as the reduction of the right of use asset.

At the inception of an arrangement, Elicio determines whether the arrangement is or contains a lease based on specific facts and circumstances, the existence of an identified asset(s), if any, and Elicio’s control over the use of the identified asset(s), if applicable. Operating lease liabilities and their corresponding ROU assets are recorded based on the present value of future lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, Elicio will utilize the incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

Elicio has elected to combine lease and non-lease components as a single component. Operating leases are recognized on the consolidated balance sheet as ROU lease assets, current lease liabilities and non-current lease liabilities. Fixed rents are included in the calculation of the lease balances, while variable costs paid for certain operating and pass-through costs are excluded. Lease expense is recognized over the expected term on a straight-line basis.

Research Grant

Elicio recognizes the amount of grant income based on the activity in allowable expenses covered under the grant and has elected to recognize the funds earned as an offset to the related research expenses recorded in operations. Advances from the grant that have yet to be recognized are recorded as restricted cash if the grant requires the funds to be isolated from general cash and cash equivalents.

Stock-based Compensation

Elicio issues stock-based awards to employees and non-employees, generally in the form of stock options. Elicio accounts for stock-based awards in accordance with ASC 718, Compensation—Stock Compensation, which requires all stock-based payments, to be recognized in the unaudited consolidated statements of operations based on their fair values. The expense is recognized using straight line over the vesting period. Elicio has elected to account for option forfeitures as they occur.

Elicio uses the Black-Scholes option-pricing model (“Black-Scholes”) to determine the weighted-average fair value of options granted, which uses as inputs the fair value of the Common Stock, assumptions Elicio makes for the volatility of its Common Stock, the expected term of its stock options, the risk-free interest rate for a period that approximates the expected term of its stock options and its expected dividend yield.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
Compensation cost of awards that contain a performance condition are recognized when success is considered probable during the performance period.

As there has been no public market for the Common Stock, the estimated fair value of the Common Stock has been determined by Elicio’s  Board of Directors as of the date of each option grant, with input from Elicio management, considering Elicio’s most recently available third-party valuation of Common Stock and its Board of Directors’ assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The Common Stock valuations were prepared using the option pricing method. These third-party valuations were performed at various dates, which resulted in valuations of the Common Stock of $0.07 per share as of October 18, 2022.

The assumptions underlying these valuations represent management’s best estimates, which involve inherent uncertainties and the application of Elicio management’s judgment. As a result, if Elicio had used significantly different assumptions or estimates, the fair value of its Common Stock and its stock-based compensation expense could be materially different.

Fair Value Measurements

Elicio follows the guidance prescribed by ASC Topic 820, Fair Value Measurements, which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value that focuses on an exit price which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

•	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities at measurement.

•
Level 2: Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by Elicio in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying amounts of financial instruments reflected in the consolidated balance sheets for cash and cash equivalents, current and non-current restricted cash, accounts payable, and accrued expenses, and convertible notes, approximate their respective fair values because of the short-term maturity of those financial instruments.

The following fair value hierarchy table presents information about each category of Elicio’s financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2023 and December 31, 2022.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
	Fair Value Measurement at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Observable Inputs (Level 3)		Total

March 31, 2023
Assets:
Cash equivalents	$8,460,638	$-		$-	$8,460,638

Liabilities:
Embedded derivative (see note 9)	$-	$-		$320,652	$320,652

December 31, 2022
Assets:
Cash equivalents	$5,339,633	$-	$		$5,339,633

Cash equivalents at March 31, 2023 and December 31, 2022 were held in U.S. Treasury securities. There were no transfers made among the three levels in the fair value hierarchy during periods presented.

3.	LEASES

Elicio was party to two operating leases for office and laboratory space.  The lease for a Cambridge, Massachusetts facility commenced in July 2016 with the term expiring in November 2021. The lease was later extended to expire on February 12, 2022. Elicio incurred aggregate rent expense of $91,958 for January and February 2022. There are no future rent payments under this agreement. Elicio had a letter of credit to secure a deposit on the lease in the amount of $148,260.

In July 2021, Elicio signed an operating lease for office and laboratory space in Boston, Massachusetts.  The Boston lease commenced in February 2022 with the term set to expire in January 2030. The lease has rent payments escalating annually which totals $11,059,228. As a result, at the commencement of the lease Elicio recognized a right-of-use lease asset of $8,016,783 with a corresponding lease liability of $8,016,783 based on the present value of the minimum rental payments. In addition, Elicio will make payments for operating expenses and real estate taxes. As of March 31, 2023, Elicio has a letter of credit to secure the deposit on the lease in the amount of $617,504.

As of March 31, 2023, Elicio has a ROU asset balance of $7,152,505 and a related current and noncurrent operating lease liability of $715,513 and $6,602,795, respectively. As of December 31, 2022, there was a ROU asset balance of $7,349,538 and a related current and noncurrent operating lease liability of $692,164 and $6,789,415 respectively.

Lease expense for both leases for the three months ended March 31, 2023 and 2022, was $345,602 and $286,719, respectively, which are included in operating expenses in the accompanying consolidated statements of operations.

Quantitative information regarding Elicio’s leases for the three months ended March 31, 2023 and 2022 is as follows:
	2023	2022
Operating lease cost	$345,602	$286,719
Operating cash flows paid for amounts included in the measurement of lease liabilities	$311,839	$265,224
Operating lease liability arising from obtaining right of use asset	$-	$8,016,783
Weighted average remaining lease term (years)	6.9	7.2
Weighted average discount rate	8.00%	8.00%

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
Future lease payments under non-cancelable leases are as follows as of March 31, 2023:

Nine months ended December 31, 2023	$954,045
2024	1,303,828
2025	1,342,959
2026	1,383,298
2027	1,424,734
2028 and thereafter	3,232,164
Total future lease payments	9,641,043
Less: imputed interest	(2,322,719)
Total lease liabilities	7,318,324
Less: operating lease liability, current portion	(715,513)
Operating lease liability, noncurrent portion	$6,602,795

4.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at:

	March 31, 2023	December 31, 2022

Prepaid research and development contract services	$2,226,630	$2,132,535
Advanced professional fees	1,797,257	647,824
Prepaid insurance	84,980	103,513
Other prepaid expenses and other current assets	28,671	36,485
Total prepaid expenses and other current assets	$4,137,538	$2,920,357

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following at:

	March 31, 2023	December 31, 2022

Laboratory equipment	$1,786,475	$1,786,475
Furniture and fixtures	369,699	359,386
Leasehold Improvements	123,558	123,558
Construction in process	-	-
Total	2,279,732	2,269,419
Less: accumulated depreciation	(1,226,137)	(1,122,655)
Property and equipment, net	$1,053,595	$1,146,764

Depreciation expense was $109,978 and $80,788 for the three months ended March 31, 2023 and 2022, respectively.  During the three months ended March 31, 2023, assets with a total cost of $6,495 and accumulated depreciation of $6,495 were disposed.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
6.	OTHER LONG-TERM PREPAID ASSETS

Other long-term prepaid assets consisted of the advance payments for clinical trial services, totaling $2,833,512 at March 31, 2023 and December 31, 2022.

7.	ACCRUED EXPENSES

Accrued expenses consisted of the following at:

	March 31, 2023	December 31, 2022

Accrued professional fees	$452,273	$179,669
Accrued compensation and benefits	684,725	1,490,651
Accrued research and development	414,715	260,429
Accrued interest	13,699	-
Other accrued expenses	7,541	3,913
Total accrued expenses	$1,572,953	$1,934,662

8.	RESEARCH GRANT

In September 2022, Elicio entered into a grant agreement with The Gastro-Intestinal Research Foundation (GIRF), a not-for-profit organization focused on supporting research to treat, cure and prevent digestive diseases.  The award totals up to $2,756,000 of which $2,301,000 was received in September 2022.  The remaining award payment amount of $455,000 is contingent upon the completion by Elicio of certain development efforts to be completed within one year as defined in the agreement.  The award was calculated based on specific expenses to be incurred by Elicio and excludes any indirect markup or profit.  Elicio has the option to extend the period to complete the development effort by one additional year for no additional consideration.

As of March 31, 2023, Elicio incurred $507,431 in research activities towards this project and recognized grant income of $507,431 as a reduction in the deferred research obligation on the accompanying unaudited consolidated balance sheet and research and development expense for the same amount.  The balance of the deferred research obligation was $928,945 and $1,436,375 of March 31, 2023 and December 31, 2022, respectively.

9.	CONVERTIBLE AND PROMISSORY NOTES PAYABLE

Convertible Notes Payable

In October and November 2021, Elicio entered into convertible promissory note agreements for an aggregate amount of $14,470,000 (the “Convertible Notes”). The Convertible Notes accrued interest at 8% per annum and was payable upon demand at any time on or after October 4, 2022 (the “Demand date”). Interest expense for the three months ended March 31, 2022 was $285,436.

There were $437,994 of issuance costs incurred in 2021 and was initially recorded as a discount to the carrying value of the convertible note. Elicio recorded interest expense for the three months ended March 31, 2022 related to the accretion of the discount to the Convertible Notes due to issuance costs of $109,498.

These notes were settled in October 2022 and therefore no interest expense was recorded for the three months ended March 31, 2023 and no accrued interest was recorded as of March 31, 2023.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
The Convertible Notes contained the following conversion features:

Qualified financing: The Convertible Notes contained a provision whereby the notes were automatically convertible upon a qualified financing with gross proceeds in excess of $12,000,000.  The conversion rates are either 85% or 80% of the per share price paid by investors in the financing depending on if the financing closed before or after February 1, 2022.  The financing did not meet the qualified financing requirement until October 18, 2022 and therefore the conversion rate option of 85% expired in February 2022.

Non-qualified financing:  All of the Convertible Notes were convertible at the option of the holders, upon the occurrence of a non-qualified financing.  The conversion rates were either 85% or 80% of the per share price paid in the financing depending on if the financing closes before or after February 1, 2022. The qualified financing occurred effectively on October 18, 2022 and therefore the conversion rate option of 85% expired in February 2022.

Liquidation event: Upon the occurrence of a liquidation event, the Convertible Notes were convertible at the option of the holders, into either Series B redeemable convertible preferred stock (“Series B Preferred”) at $1.00 per share, or any other issued share at either 85% or 80% of the original issuance price depending on if this event and election was made before or after February 1, 2022. The qualified financing occurred effectively on October 18, 2022 and therefore the conversion rate option of 85% expired in February 2022.

Initial Public Offering (“IPO”) event: Upon the occurrence of an IPO event, the Convertible Notes were convertible at the option of the holders, into either Series B Preferred at $1.00 per share, or any other issued share at either 85% or 80% of the original issuance price depending on if this event and election was made before or after February 1, 2022. The qualified financing occurred effectively on October 18, 2022 and therefore the conversion rate option of 85% expired in February.

Demand date:  At any time on or after the demand date and at the option of the holder, the Convertible Notes were either convertible into Common Stock, Series A Preferred, or Series B Preferred at the holders election at $1.00 per share or the interest may continue until April 2023.

Elicio evaluated all the conversion features included within the Convertible Note agreements, noting that none of the features was considered to be predominant.

Elicio also evaluated all conversion features under FASB ASC Topic 815, Derivatives and Hedging, and determined conversion features associated with the qualified and non-qualified financings met the definition of a derivative and require bifurcation from the Convertible Notes. The bifurcated embedded derivative of $2,902,335 was recorded as a liability at fair value at the date of issuance based on the probability of occurrence of a triggering event taking place during the term of the Convertible Notes and was recorded as a discount to the carrying value of the Convertible Note.  Elicio recorded interest expense for the three months ended March 31, 2022 related to the accretion of the discount to the Convertible Notes due to the bifurcated embedded derivative of $969,676.

During the three months ended March 31, 2022, the decrease in the fair value of the embedded derivative was determined to be $74,147 and was recorded as change in fair value in the accompanying consolidated statements of operations.

On October 18, 2022, in conjunction with the shares of Series C Preferred Stock issued on this same date, the Convertible Notes Payable totaling $14,470,000 and the related accrued interest totaling $1,131,952 automatically converted into 75,700,879 shares of Series C Preferred Stock at an 80% discount to the Series C Preferred Stock issuance price per share of $0.2576, or $0.2061 per share. Just prior to settlement, the fair value of the embedded derivative was marked to market a final time to the aggregate value of $3,900,652.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
Promissory Notes Payable

In conjunction with the execution of the Merger Agreement, Elicio entered into an agreement to issue two promissory notes (“Promissory Notes”) with a 20% discount up to an aggregate principal of $12,500,000 (Principal) with interest at an annual rate of 1% in exchange for cash in an aggregate of $10,000,000 (“Reduced Principal”) and a maturity date of twelve months from the date of issuance.  Upon the signing of the Merger Agreement in January 2023, Elicio issued the first promissory note with a principal of $6,250,000 and received cash totaling $5,000,000.  Upon the completion of the financial audit of Elicio’s 2022 financial statements in March 2023, the second promissory note was issued for $6,250,000 and Elicio received cash totaling $5,000,000.  The stated value of the Promissory Notes will be accreted to the Principal value through the period ending with the maturity dates. Principal paid and accrued interest of any outstanding notes will be credited towards the net cash provided by Angion at the close of the merger or payable by Elicio if the merger is terminated, as further detailed in the Merger Agreement.

Interest expense based on the interest rate of 1% for the three months ended March 31, 2023 was $13,699.  Accrued interest on the Promissory Notes was $13,699 as of March 31, 2023. Interest expense based on the accretion of the stated value of the Promissory Notes to the Principal value for the three months ended March 31, 2023 was $273,973.

The Promissory Notes contained the following settlement features:

Settled at Reduced Principal amount: The Promissory Notes contained provisions whereby the notes are settled at the Reduced Principal amount upon the close of the Merger with Angion or upon the termination of the Merger Agreement due to a breach by Angion and no election by Angion to take the settlement in common stock upon a qualified change in control event.

Settled at Principal amount:  The Promissory Notes contained provisions whereby the notes are settled at the Principal amount upon the termination of the Merger Agreement before October 17, 2023 by mutual consent, or if the Merger Agreement fails to close prior to October 17, 2023 and there is no change qualified change in control event or if there is, Angion does not elect to take the settlement in common stock, or due to a breach by Elicio,  and no election by Angion to take the settlement in common stock upon a qualified change in control event.

Settled with common stock: The Promissory Notes contained provisions whereby the Promissory Notes are settled with shares of Elicio common stock upon a change qualified change in control event after a breach of the Merger Agreement by Angion, or if the Merger Agreement fails to close prior to October 17, 2023 and Angion elects to take the settlement in common stock.

Elicio evaluated all the settlement features included within the Promissory Note agreements, noting that none of the features was considered to be predominant.

Elicio also evaluated all settlement features under FASB ASC Topic 815, Derivatives and Hedging, and determined premium of the Principal over the cash received met the definition of a derivative and require bifurcation from the Promissory Notes. The bifurcated embedded derivative of $429,348 was recorded as a liability at fair value at the date of issuance based on the probability of occurrence of a triggering event taking place during the term of the Promissory Notes and was recorded as a discount to the carrying value of the Promissory Note.  Elicio recorded interest expense for the three months ended March 31, 2023 related to the accretion of the discount to the Promissory Notes due to the bifurcated embedded derivative of $56,879.

The following table shows changes to the carrying values of both the Promissory Notes Payable and the associated embedded derivative for the three months ended March 31, 2023:

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
	Promissory Notes Payable	Embedded Derivative
Balance at December 31, 2022	$-	$-
Issuance of promissory notes	10,000,000	-
Bifurcation of embedded derivatives	(429,348)	429,348
Accretion of debt discount –bifurcated derivative	56,879	-
Accretion to face value of note	273,973
Change in fair value	-	(108,696)
Balance at March 31, 2023	$9,901,504	$320,652

During the three months ended March 31, 2023, the decrease in the fair value of the embedded derivative was determined to be $108,696 and was recorded as change in fair value in the accompanying consolidated statements of operations.

10.	CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock (“Series A Preferred”)

In July 2012, Elicio authorized the sale and issuance of up to 5,000,000 shares of $0.001 par value Series A Preferred at an original issuance price of $1.00 per share. Series A Preferred is held by a related party that is the principal owner of Elicio, an owner of more than 10% of the voting interests of Elicio.

Series B Convertible Preferred Stock (“Series B Preferred”)

As of June 2020, Elicio had authorized, as amended, 82,512,218 shares of Series B Preferred at an issuance price of $1.00 per share. This Series B financing was structured to be issued in rolling closings into 2021.

As of January 1, 2021, Elicio has issued 67,802,898 shares of Series B Preferred for gross proceeds of $67,802,897 and incurred aggregate issuance costs of $9,804,274.

In February 2021, Elicio issued 5,000,000 shares of Series B Preferred for gross proceeds of $5,000,000. Of the proceeds, 2,000,000 shares and $2,000,000 in proceeds were issued to the principal owner of Elicio.  Elicio incurred issuance costs of $54,703 in conjunction with this closing. The amount was recorded as a reduction to the Series B Preferred stated value on the accompanying consolidated balance sheet.

In October 2022, Elicio amended the authorized shares of Series B Preferred from 82,515,218 shares to 72,802,898 shares.

Series C Convertible Preferred Stock (“Series C Preferred”)

In May 2022, Elicio authorized the sale and issuance of up to 42,000,000 shares of $0.001 par value Series C Preferred at an original issuance price of $1.20 per share and up to 18,000,000 shares of Series C Preferred for the settlement of the Convertible Notes Payable. The Series C Preferred financing was structured to be issued in rolling closes in 2022.

From the period May through September 2022, Elicio issued 9,162,872 shares of Series C Preferred for gross proceeds of $10,995,454.  Elicio incurred cash issuance costs of $986,891 in connection with these shares.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
In October 2022, Elicio increased the authorized number of Series C Preferred shares to 194,099,378 shares at an issuance price of $0.2576 per share and 76,000,000 shares of Series C Preferred for the settlement of the Convertible Notes Payable.

From the period October through November 2022, Elicio issued 43,944,096 shares of Series C Preferred for gross proceeds of $11,320,000.  Elicio incurred additional cash issuance costs of $208,565 in connection with these closings.  In addition, Elicio issued 33,521,336 shares of Series C Preferred to the Series C Preferred shareholders that purchased their shares at the original issuance price of $1.20 per share so that their effective price per share is $0.2576.

On October 18, 2022, Elicio exceeded the $12,000,000 threshold for automatic conversion of the Convertible Notes payable and issued 75,700,879 shares of Series C Preferred in conjunction with the conversion of the outstanding amount of the Convertible Notes, including principal and accrued interest totaling $15,601,952, of which 10,507,999 shares were issued to the principal owner of Elicio. Elicio recorded an additional $3,898,594 of intrinsic value related to the discount received by the Noteholders upon the settlement of the Convertible Notes to Series C Preferred.

As of March 31, 2023, the rights and preferences of the Series A Preferred, Series B Preferred and Series C Preferred are as follows:

Conversion

Each share of Series A Preferred, Series B Preferred and Series C Preferred may be converted at any time, at the option of the holder, or automatically upon the closing of a public offering of Elicio’s Common Stock with gross proceeds to Elicio of at least $50,000,000 and a price of at least $0.2576 per share or at the election of the holders of at least a majority of the then outstanding shares of Preferred Stock into shares of Common Stock, subject to the applicable conversion rate as determined by dividing the applicable original issue price by the applicable conversion price. The conversion price for the Series A Preferred and Series B Preferred (as may be adjusted for certain dilutive events) is $0.6836. The conversion price for the Series C Preferred issued for cash (as may be adjusted for certain dilutive events) is $0.2576.  The conversion price of the Series C Preferred shares issued upon settlement of the convertible notes payable (as may be adjusted for certain dilutive events) is $0.2061.

Dividends

Prior to August 2018, the Series A Preferred holder was entitled to cumulative dividends of 8% whether or not declared by the Board of Directors. Dividends compounded quarterly.  In conjunction with the issuance of Series B Preferred in August 2018, the Series A Preferred future dividend rights were terminated, and dividends accrued until the date of the termination of $2,645,458 were not surrendered.  Dividends may be paid on the Preferred Stock if and when declared by the Board of Directors.

Voting Rights

Preferred Stock and Common Stock vote together as one class on an as-converted basis. Common Stock voting rights on certain matters are subject to the powers, preferences, and rights of the Preferred Stock. Holders are entitled to vote on all matters and holders of Preferred Stock shall have the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible. Certain actions such as mergers, acquisition, liquidation, dissolution, wind up of business, and deemed liquidation events, must be approved by the holders of at least a majority of the then-outstanding shares of Series A Preferred,

Series B Preferred and Series C Preferred, in each case voting separately as a class.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
Liquidation Preference

Upon liquidation, dissolution, or winding up of business, Series C Preferred holders are entitled to receive a liquidation preference in priority to the holder of Series A Preferred, Series B Preferred and Common Stock at the original Series C Preferred issue price (plus any dividends declared but unpaid). If assets available for distribution are insufficient to satisfy the liquidation payment to Series C Preferred holders in full, assets available for distribution will be allocated among Series C Preferred holders based on their pro rata shareholdings.

Upon liquidation, dissolution, or winding up of business, after the payment in full of the Series C Preferred liquidation amount, Series B Preferred holders are entitled to receive a liquidation preference in priority to the holder of Series A Preferred and Common Stock at the original Series B Preferred issue price (plus any dividends declared but unpaid). If assets available for distribution are insufficient to satisfy the liquidation payment to Series B Preferred holders in full, assets available for distribution will be allocated among Series B Preferred holders based on their pro rata shareholdings.

Upon liquidation, dissolution, or winding up of business, after the payment in full of the Series B Preferred and Series C liquidation amounts, the Series A Preferred holder are entitled to receive a liquidation preference in priority to holders of Common Stock at the original Series A Preferred issue price plus any accrued but unpaid dividends. If assets available for distribution are insufficient to satisfy the liquidation payment to the Series A Preferred holder in full, assets available for distribution will be allocated among the Series A Preferred holder based on their pro rata shareholdings.

After the payment in full of the Series C Preferred, Series B Preferred and Series A Preferred liquidation amounts, any excess assets available for distribution will be allocated ratably among Common Stock and Preferred Stock holders based on their pro rata shareholdings, treating the Series A Preferred Series B Preferred and Series C Preferred as if they had been converted to Common Stock. Upon a deemed liquidation event, as defined, holders have the option to redeem their shares at the liquidation payment amounts summarized above.

11.	COMMON STOCK

Elicio has authorized 520,000,000 shares of Common Stock at March 31, 2023, as amended, which 18,359,143 are issued and 18,102,893 are outstanding. The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. The holders of Common Stock are entitled to receive dividends, if and when declared by the Board of Directors, subject to the limitations and preferences of the Preferred Stock.

Recourse Note Receivable and Restricted Stock

In September 2020, the CEO exercised an option to purchase 2,154,276 shares of Common Stock at $0.18 per share that was awarded in 2018.  Elicio received cash of $177,728 for the 987,377 shares that had vested and a recourse note receivable for $210,042 for the remaining 1,166,899 unvested shares with an original maturity date of September 8, 2029.  Per the terms of the recourse note receivable, the CEO was obligated to pay the entire recourse note receivable whether or not any unvested shares were forfeited.

Interest on the note receivable was earned at a rate of 0.35% per annum, compounded semi-annually. In June 2021, this note receivable was repaid in full.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
For the three months ended March 31, 2022, 134,642 shares vested and $1,346 was recorded as an increase on Common Stock and a corresponding decrease in Additional Paid-in Capital. As of December 31, 2022 all 2,154,276 shares had vested.

In March 2021, an employee of Elicio early exercised an option to purchase 300,000 shares of Common Stock at $0.17 per share that was awarded in 2020 and vests through April 1, 2024.  Elicio received cash of $51,000 for the shares. This was recorded as an unvested option exercise liability.  As of December 31, 2022, there were 200,000 and 100,000 vested and unvested shares, respectively. As of March 31, 2023, there were 218,750 and 81,250 vested and unvested shares, respectively.

As of March 31, 2023, the unvested portion vests through April 1, 2024.  For the three months ended March 31, 2023 18,750 shares vested and $188 was recorded as an increase to Common Stock and $3,000 as an increase to Additional Paid-in-Capital and a corresponding decrease to unvested option exercise liability in the amount of $3,188.  For the three months ended March 31, 2022 18,750 shares vested and $188 was recorded as an increase to Common Stock and $3,000 as an increase to Additional Paid-in-Capital and a corresponding decrease to unvested option exercise liability in the amount of $3,188.

In June 2022, an employee of Elicio early exercised an option to purchase 300,000 shares of Common Stock at $0.25 per share that was awarded in 2022 and vests through August 31, 2024. Elicio received cash of $75,000 for the shares. This amount was recorded as an unvested option exercise liability on the accompanying consolidated balance sheet.  As of December 31, 2022, there were 300,000 unvested shares. As of March 31, 2023, there were 125,000 and 175,000 vested and unvested shares, respectively.

As of March 31, 2023, the unvested portion vests through August 31, 2024.  For the three months ended March 31, 2023 125,000 shares vested and $1,250 was recorded as an increase to Common Stock and $30,000 as an increase to Additional Paid-in-Capital and a corresponding decrease to unvested option exercise liability in the amount of $31,250.

Common Stock Warrants

In January 2022, Elicio issued warrants to purchase 346,666 shares of Common Stock at an exercise price of $0.25 per share, to a consultant in lieu of a cash payment. In December 2022, Elicio issued warrants to purchase 931,000 shares of Common stock at an exercise price of $0.2576 per share, to a consultant in lieu of a cash payment. Elicio uses Black-Scholes to determine the weighted-average fair value of warrants granted, which uses as inputs the fair value of the Common Stock, and assumptions Elicio makes for the volatility of its Common Stock, the expected term of its warrants, the risk-free interest rate for a period that approximates the expected term of its warrants and its expected dividend yield. The fair value of the warrants, totaling $59,784, was recorded as stock compensation expense in general and administrative expenses, in the accompanying consolidated statements of operations. Elicio performed an evaluation of the terms of these warrants per ASC 815 and determined that equity classification was appropriate.

The following table summarizes information regarding Common Stock warrants outstanding at March 31, 2023:
	Number of Warrants	Weighted- Average Exercise Price
Outstanding at December 31, 2021	6,724,146	1.10
Granted	1,277,666	0.26
Outstanding at December 31, 2022	8,001,812	0.97
Outstanding at March 31, 2023	8,001,812	$0.97

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
12.	NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS

Elicio has reported losses since inception and has computed basic net loss per share attributable to common stockholders by dividing net loss attributable to common stockholders by the weighted-average number of shares of Common Stock outstanding for the period, without consideration for potentially dilutive securities. Elicio computes diluted net loss per share of Common Stock after giving consideration to all potentially dilutive shares of Common Stock, including options to purchase Common Stock and Preferred Stock, outstanding during the period determined using the treasury-stock and if-converted methods, except where the effect of including such securities would be antidilutive. Because Elicio has reported net losses since inception, these potential shares of Common Stock and Preferred Stock have been anti-dilutive and basic and diluted loss per share were the same for all periods presented.

Basic and diluted net loss per share attributable to common stockholders was calculated at March 31 as follows:

	2023	2022
Numerator:
Net loss	$(8,202,369)	$(7,060,497)
Denominator – basic and diluted:
Weighted-average shares of Common Stock outstanding, basic and diluted	17,910,834	17,221,483

Net loss per share—basic and diluted	$(0.46)	$(0.41)

The following table sets forth the potentially dilutive securities that have been excluded from the calculation of diluted net loss per share because to include them would be anti-dilutive (in Common Stock equivalent shares) at March 31:

	2023	2022

Series A Preferred	7,314,219	5,000,000
Series B Preferred	106,499,219	72,802,898
Series C Preferred	162,329,185	-
Unvested common stock	256,250	470,415
Warrants to purchase Common Stock	8,001,812	7,070,812
Options to purchase Common Stock	46,924,790	13,828,093
Total shares of Common Stock equivalents	331,325,475	99,172,218

The Series A and B shares changed as of October 18, 2022 into 7,314,219 and 106,499,219 shares due to the antidilutive protection triggers by the Series C shares issued in October 2022 at a price below $1.00.

13.	STOCK-BASED COMPENSATION

During 2012, Elicio established the 2012 Stock Incentive Plan (the “2012 Plan”). In accordance with the 2012 Plan, Elicio is authorized to grant to eligible employees, directors, and consultants of Elicio restricted stock and stock options. The amount, terms of grants, and vesting provisions are determined by Elicio’s Board of Directors. In general, the options expire ten years after grant, or earlier if the optionee terminates their business relationship with Elicio.  The options generally vest over a four-year period.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
On October 18, 2022, Elicio approved the 2022 Stock Incentive Plan (the “2022 Plan”), and authorized 38,967,776 shares available for issuance.

As of March 31, 2023, the maximum number of shares available for issuance under the 2022 Plan was 4,396,451.

The following table summarizes the components of the stock-based compensation expense recognized in Elicio’s accompanying unaudited consolidated statements of operations as of March 31:

	2023	2022

Research and development	$184,111	$60,543
General and administrative	40,273	36,570
Total stock-based compensation expense	$224,384	$97,113

The fair value of each option is estimated on the date of grant using the Black-Scholes with the assumptions noted in the table below. The fair value of an award with only a service condition is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Compensation cost of awards that contain a performance condition are recognized when success is considered probable during the performance period. Elicio has elected to account for forfeitures as they occur, rather than estimating the number of awards that are expected to vest. The risk-free interest rate is estimated using the weighted average rate of return on U.S. Treasury notes with a life that approximates the expected life of the option. The expected term of options granted to employees was calculated using the simplified method, which represents the average of the contractual term of the option and the weighted-average vesting period of the option. Elicio uses the simplified method because it does not have sufficient historical option exercise data to provide a reasonable basis upon which to estimate expected term. The contractual life of the option was used for the expected life of options granted to non-employees. Expected volatility is based on the weighted average of the historical volatility of a peer group of publicly traded companies. The assumed dividend yield is based upon Elicio’s expectation of not paying dividends in the foreseeable future.

No options were granted during the three months ended March 31, 2023. The fair value of options granted during the three months ended March 31, 2022 were measured using the following assumptions:

2022

Risk-free interest rate	1.64 - 2.41%
Expected dividend yield	0%
Volatility	60.3 - 62.1%
Expected life in years	5.7 - 10

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
A summary of stock option award activity is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value

Outstanding at December 31, 2021	10,013,093	$0.18	7.47	$679,811
Granted	38,551,352	0.09
Exercised	(332,944)	0.25
Cancelled/Forfeited	(1,044,961)	0.22
Outstanding at December 31, 2022	10,013,093	0.18	7.72	-
Granted	-	-
Exercised	(259,816)	0.15
Cancelled/Forfeited	(1,940)	0.07
Outstanding at March 31, 2023	46,924,790	$0.10	9.70	-

Exercisable at March 31, 2023	10,586,613	$0.15	7.57	-

The weighted-average grant date fair value of the options granted during the three months ended March 31, 2023 and the year ended December 31, 2022, respectively, was estimated at $0.00 and $0.16, respectively.

As of March 31, 2023, there was $2,018,234 of unrecognized compensation expense related to unvested stock options, which is expected to be recognized over a weighted-average period of 1.21 years.  Included in the unrecognized compensation expense is $41,103 related to the unvested portion of the early exercised options.  See note 11.

Elicio received $39,728 and $766 in cash for the 259,816 and 3,957, of vested options that were exercised during the three months ended March 31, 2023 and 2022, respectively.

14.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may be involved in legal proceedings, as well as demands, claims and threatened litigation, which arise in the normal course of its business or otherwise. Following announcement of the Merger Agreement with Elicio on January 17, 2023, and the filing of a Registration Statement on Form S-4 on February 13, 2023, a lawsuit was filed in the United States District Court for the Eastern District of New York on February 17, 2023 by a purported stockholder of Angion in connection with the proposed merger between Angion and Elicio. The lawsuit was captioned Klein v. Angion Biomedica Corp., et al., No. 1:23-cv-01313 (E.D.N.Y.). The Klein complaint named as defendants Angion, and the members of the Angion Board. The Klein complaint alleged claims for violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the members of the Angion Board. The plaintiff contended that the registration statement on Form S-4 initially filed with the SEC on February 13, 2023 omitted or misrepresented material information regarding the proposed merger between Angion and Elicio, rendering the registration statement false and misleading. The Klein complaint sought injunctive and declaratory relief, as well as damages. On February 21, 2023, the plaintiff filed a notice of voluntary dismissal of the Klein lawsuit. Although the plaintiffs voluntarily dismissed this case, litigation of this type is prevalent in mergers involving public companies, and other potential plaintiffs may file lawsuits challenging the Merger.

The outcome of any additional future litigation is uncertain. Such litigation, if not resolved, could result in substantial costs to Elicio, including any costs associated with the indemnification of directors and officers.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
Elicio may be exposed to litigation in connection with its products under development and operations. Elicio’s policy is to assess the likelihood of any adverse judgments or outcomes related to legal matters, as well as ranges of probable losses.  Elicio is not aware of any material legal matters.

Clinical Research Contract

Elicio may enter into contracts in the normal course of business with clinical research organizations for clinical trials, with contract manufacturing organizations for clinical supplies, and with other vendors for preclinical studies, supplies and other services for our operating purposes. These contracts generally provide for termination with a 30 day notice.

COVID-19

In March 2020, the World Health Organization declared the global novel coronavirus disease 2019 (COVID-19) outbreak a pandemic. As of the date of the consolidated financial statements were issued, Elicio’s operations have not been significantly impacted by the COVID-19 outbreak. However, Elicio cannot at this time predict the specific extent, duration, or full impact that the
COVID-19 outbreak will have on its financial condition and operations, including planned clinical trials. This declaration ended on May 5, 2023.

License Agreements

In July 2012 and January 2016, Elicio licensed certain intellectual property from a university. The license term for both licenses extends until terminated by either party under certain provisions. Elicio is required to pay certain contractual maintenance and milestone payments related to clinical trials and royalties on product sales over the term of the contract, with minimum annual royalty payments commencing in the calendar year after commercialization. In January 2019, Elicio licensed additional intellectual property and terminated a license obtained in July 2012 from the university. As of March 31, 2021, Elicio achieved an Investigational New Drug “IND” milestone and recognized an expense of $330,000.  No commercialization royalties have been achieved.

Under the license agreement and until its termination, the Company incurs annual maintenance fees totaling $130,000.  For the three months ended March 31, 2023, the Company recognized the entire 2023 annual maintenance fee of $130,000.  Future minimum annual maintenance payments are $130,000 for the year ended December 31, 2024 and for each year thereafter.

15.	RELATED PARTIES

Elicio paid $389,255 and $57,750 for the three months ended March 31, 2022 and 2021, respectively, for consulting services provided by an entity affiliated with Elicio’s interim chief financial officer and board member.

16.	MERGER AGREEMENT WITH ANGION BIOMEDICA CORPORATION

On January 17, 2023, Elicio entered into a definitive merger agreement (“Merger Agreement”) with Angion Biomedica Corporation (“Angion”), a clinical development corporation. The merger will result in Elicio becoming a publicly traded company. The transaction is expected to close prior to June 30, 2023.

Elicio Therapeutics, Inc. and Subsidiary
 Notes to Consolidated Financial Statements
In conjunction with the execution of the Merger Agreement, Elicio entered into an agreement to issue two promissory notes with a 20% discount up to an aggregate principal of $12,500,000 with interest at an annual rate of 1% in exchange for cash in an aggregate of $10,000,000.  Upon the signing of the Merger Agreement, Elicio issued the first promissory note with a principal of $6,250,000 and received cash totaling $5,000,000.  The second promissory note was issued upon the completion of the financial audit of Elicio’s 2022 financial statements.  Principal paid and accrued interest of any outstanding notes will be credited towards the net cash provided by Angion at the close of the merger or payable by Elicio if the merger is terminated, as further detailed in the Merger Agreement. (See Note 9).

17.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 11, 2023, the date the unaudited consolidated financial statements were issued, and determined that no additional subsequent events had occurred that would require recognition in these unaudited consolidated financial statements and that all subsequent events that require disclosure have been disclosed.